Exhibit 23(a)
Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 6, 2001



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Exhibit 23(b)
Consent of Foley & Lardner


                                   CONSENT OF
                                 FOLEY & LARDNER


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Initial Registration Statement to the Form S-3 of Allstate Life Insurance Company of New York.



                              /s/  FOLEY & LARDNER
                                   ----------------
                                   FOLEY & LARDNER


Washington, D.C.
April 4, 2001